UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

ZIVO BIOSCIENCE, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	000-30415	87-0699977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 East Long Lake Road, Suite 100, Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 452-9866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIVO	The Nasdaq Stock Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	ZIVOW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2022, Zivo Bioscience, Inc. (the “Company”) received a notice (the “Notice”) from the Nasdaq Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed its Annual Report on Form 10-K for the period ended December 31, 2021 (the “Form 10-K”), the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission.

The Notice had no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market. The Notice provided that the Company must submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1).

The Company fully regained compliance with the Nasdaq continued listing requirements as a result of filing the Form 10-K on April 22, 2022, which eliminated the need for the Company to submit a formal plan to regain compliance. On April 25, 2022, the Company received a Notice from Nasdaq confirming that the Company had regained compliance with Nasdaq Listing Rule 5250(c)(1) and that the matter was closed.

A press release, dated April 25, 2022, disclosing the Company’s receipt of the Nasdaq notification letter is attached as Exhibit 99.1 and is furnished herewith.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 25, 2022.

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Dated: April 25, 2022	By:	/s/ Keith Marchiando
Keith Marchiando Chief Financial Officer, Secretary and Treasurer

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